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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch High Income Municipal Bond Fund, Inc.:

We consent to the use in this Registration Statement on Form N-2 of our report dated September 30, 1997 and to the reference to us under the caption 'Financial Highlights' appearing in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey
November 7, 1997